                                                               EXHIBIT 99.g(iii)

State Street Bank and Trust Company
1776 Heritage Drive
North Quincy, MA 02171

Re: Custody Agreement
    Transfer Agency and Service Agreement
    American AAdvantage Funds

Gentlemen:

This is to advise you that the American AAdvantage Funds ("the Funds") have established four new series, known as the Large Cap Growth Fund, the Emerging Markets Fund, the Small Cap Index Fund, and the International Equity Index Fund. In accordance with the Additional Funds provisions of Section 20 of the Custodian Contract dated December 1, 1997 and Section 15 of the Transfer Agency and Services Agreement dated January 1, 1998 between the Funds and State Street Bank and Trust Company, the Funds hereby request that you act as Custodian and Transfer Agent for the new series under the terms of the respective contracts.

Pursuant to Section 20 of the above referenced Custodian Contract and Section 15 of the above referenced Transfer Agency and Services Agreement, the Funds hereby request that Schedules C and D of the Custodian Contract and Schedule A of the Transfer Agency and Services Agreement be amended and restated as attached.

Please indicate your acceptance of the foregoing by executing two copies of this Letter Agreement, returning one to the Funds and retaining one copy for your records.

American AAdvantage Funds

By:  ______________________________
     Name: William F. Quinn
     Title: President

Agreed to as of the 31st day of July, 2000.

State Street Bank and Trust Company

By: _______________________________
    Name:
    Title:

                               CUSTODIAN AGREEMENT
                                   SCHEDULE D

                                   PORTFOLIOS

Name of Portfolio                                               Effective Date
-----------------                                               --------------

BALANCED FUND                                                   JANUARY 1, 1998

INTERMEDIATE BOND FUND                                          DECEMBER 1, 1997

INTERNATIONAL EQUITY FUND                                       JANUARY 1, 1998

LARGE CAP VALUE FUND                                            JANUARY 1, 1998

MONEY MARKET FUND                                               DECEMBER 1, 1997

MUNICIPAL MONEY MARKET FUND                                     DECEMBER 1, 1997

SHORT-TERM BOND FUND                                            DECEMBER 1, 1997

SMALL CAP VALUE FUND                                            JANUARY 1, 1999

S&P 500 INDEX FUND                                              JANUARY 1, 1998

U.S. GOVERNMENT MONEY MARKET FUND                               DECEMBER 1, 1997

LARGE CAP GROWTH FUND                                           JULY 31, 2000

EMERGING MARKETS FUND                                           JULY 31, 2000

SMALL CAP INDEX FUND                                            JULY 31, 2000

INTERNATIONAL EQUITY INDEX FUND                                 JULY 31, 2000

                      TRANSFER AGENCY AND SERVICE AGREEMENT
                                   SCHEDULE A

                                   PORTFOLIOS

Name of Portfolio

BALANCED FUND

INTERMEDIATE BOND FUND

INTERNATIONAL EQUITY FUND

LARGE CAP VALUE FUND

MONEY MARKET FUND

MUNICIPAL MONEY MARKET FUND

SHORT-TERM BOND FUND

SMALL CAP VALUE FUND

S&P 500 INDEX FUND

U.S. GOVERNMENT MONEY MARKET FUND

LARGE CAP GROWTH FUND

EMERGING MARKETS FUND

SMALL CAP INDEX FUND

INTERNATIONAL EQUITY INDEX FUND